                                     LEASE

        THIS LEASE, is made, executed and delivered as of this 14 day of February, 1996, between FARMACIA SANTURCE, of Puerto Rico, (the "Landlord") and TRANSWORLD HEALTHCARE PUERTO RICO, INC., of Jacksonville, Florida (the "Tenant").

        In consideration of the mutual covenants in this Lease, the parties agree as follows:

        1.      The Leased Premises.

        The Landlord leases to the Tenant, and the Tenant rents from the Landlord upon the terms and conditions contained in this Lease, the land and building and a street address of Hipodromo Esq. San Rafael #1400 Santurce, PR 00909, owned by Landlord and more specifically described on Exhibit A attached hereto (the "Leased Premises"). Tenant has inspected the Leased Premises and accepts the same in the present condition, subject to completion of repairs as set forth in paragraph 4(c). Except as otherwise set forth herein, Landlord makes no representations of warranties, implied or otherwise, with respect to the condition of the Leased Premises.

        2.      Term.

        This Lease has a Term of one (1) year beginning at 12:01 a.m., February 1, 1996 (the "Commencement Date"), and ending at midnight, January 31, 1997, unless this Lease is sooner terminated under the provisions of this Lease. The Landlord shall give the Tenant possession of the leased Premises on the first day of the Term. Tenant shall have the option to renew the Lease for an additional term of one (1) year upon the same terms and conditions, with not less than thirty (30) days prior written notice of intention to renew. Tenant may terminate this Lease at any time upon ninety (90) days notice, which notice shall be effective not less than six (6) months from the commencement day of the Lease.

        3.      Rent.

        The Tenant shall pay rent in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00) per year, payable in equal monthly payments of One Thousand Two Hundred Fifty and 00/100 Dollars ($1,250.00), in advance, on the first day of the month beginning on the commencement date and continuing on the same day of each month thereafter. Unless notified in writing by the Landlord, the Tenant shall make its payments to Landlord by check made payable to "CEFAB CORP." Landlord shall pay applicable sales or use tax on the rent which Landlord is required to collect from Tenant.

        4.      Maintenance and Repairs.

                (a) Throughout the term of this Lease, Landlord agrees at its own cost and expense to make all repairs and replacements as may be required to keep the Leased Premises (including, without limitation: the roof, walls, floors, ceilings, pipes, electrical wiring and systems, gas, sewer and water lines, plumbing fixtures and equipment, heating and air conditioning equipment, windows, doors, and plate glass, paint, and all alterations, additions and improvements) in good repair and condition, unless caused by the negligence of Tenant, in which case Tenant shall repair such damage. In case of any material damage to, or destruction of, the Leased Premises, or any part thereof, the Tenant will promptly give written notice thereof to the Landlord, generally describing the nature and extent of such damage or destruction.

                (b) In the event Landlord fails to maintain the Leased Premises as required herein or Landlord fails to complete any repairs or replacements within ten (10) days after written notice from Tenant of need for such repairs or replacements (or if the work cannot be completed within ten
(10) days, Landlord fails to commence work within said ten (10) days period and diligently proceed thereafter to complete such repairs or replacements) then Tenant shall have the right (but no obligation) in addition to any and all other remedies it may have in law or in equity, to make such repairs or replacements or have a contractor make such repairs or replacements, on behalf of Landlord, and charge Landlord for the cost thereof as a deduction from rent.

                (c) Landlord shall immediately, at Landlord's expense, complete the following repairs: (i) Walls patched and painted; (ii) Plumbing:
Clean and in good working order, toilet seats replaced; (iii) Ceilings: Tiles fit in (complete ceiling); (iv) Light Bulbs: Replaced, fixtures cleaned; (v)
Windows: Washed inside and out; (vi) Bars on all external glass; (vii) Floors scraped/cleaned and waxed where appropriate; (viii) Exterior walls painted in colors selected by Tenant; (ix) Locks on exterior/interior doors, gates/doors -- Tenant to receive four (4) sets of keys, (x) Common ways need to be accessible consistent with Tenant's office hours and clear for ingress and egress.

        5.      Alterations.

        Tenant shall not make additions, alterations, changes or improvements in or to the Leased Premises or any part thereof without the prior written consent of Landlord. In the event that Landlord consents to such additions, alterations, changes or improvements then, all additions, alterations, changes or improvements shall be constructed at Tenant's sole expense and shall, upon completion thereof, become the property of Landlord; provided, however, Landlord may at its option, require Tenant, at Tenant's sole cost and expense, to remove any such additions, alterations, changes or improvements at the expiration or sooner termination of this Lease, and to repair any damages to the Leased premises caused by such removal. Tenant hereby agrees to indemnify Landlord against, and shall keep the Leased Premises free from, all mechanic's liens or other such liens arising from any work performed, material furnished, or obligations incurred by Tenant in connection with the Leased Premises, and agrees to obtain discharge of any lien which attaches as a result of such work immediately after such lien attaches or payment for the labor or materials is due. Notice is hereby given to all Tenant's contractors, subcontractors, materialmen or suppliers that Landlord is not liable for any labor or materials furnished to Tenant on credit and no mechanic's or other lien shall attach to or affect Landlord's interest in the Project or the Leased Premises as a result thereof.

        6.      Inspection.

        The Landlord shall have the right to enter and inspect the Leased Premises during reasonable business hours, provided that in doing so Landlord shall not interfere with the conduct of the Tenant's business.

        7.      Utilities and Taxes.

        (a) The Tenant will pay for all electricity, water, sewer and other utilities used by it on the Leased Premises. The Landlord will pay all real estate taxes and general and special assessments levied or assessed upon real property or improvements on the Leased Premises prior to the time any tax certificates are issued with respect to nonpayment. All amounts due Landlord for charges under this Lease, other than rent due pursuant to paragraph 3, are denominated as additional rent and shall be paid to Landlord within ten (10) days of rendition of a bill from Landlord to Tenant.

        (b) Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant's expense.

        8.      Insurance.

        (a) Tenant agrees at its own cost and expense to maintain public liability insurance on an occurrence basis with minimum limits of liability sufficient to cover liabilities reasonably anticipated to occur in connection with the use of the Leased Premises by the Tenant, but in no event with limits of not less than $100,000.00 per person and $500,000.00 per accident. Landlord shall provide all insurance of property damage liability. Insurance on the personal property of the Tenant located in the Leased Premises shall be provided by Tenant. The public liability insurance procured by Tenant as required herein shall be issued in the name of Landlord and Tenant and shall contain such mortgage endorsements as may be requested by any mortgagee of Landlord. The insurance carried by Tenant on its personal property shall insure only Tenant. All policies required to name Landlord shall be issued by companies licensed to do business in the state of Puerto Rico and shall contain endorsements that such insurance may not be cancelled or amended without ten
(10) days written notice by registered mail to Landlord by the insurance company. In the event Tenant fails to pay the premium necessary to keep in force the insurance required herein, Landlord may, but shall not be required to, pay such sums as may be required to keep in force the insurance required herein and all sums advanced by Landlord may be charged to Tenant as additional rent, which shall be due and payable on demand.

        (b) The Tenant shall have the right to meet its insuring obligations through the use of blanket policies and insurance certificates in lieu of having separate policies issued. Insurance coverage under blanket policies shall not be less than the amounts required hereunder.

        (c) Neither party shall be liable to the other for loss or damage, caused by personal injury, fire or any other peril insured against under standard extended coverage insurance even though the loss of or damage is caused by the party's negligence to the extent of such insurance coverage. Each insurance policy carried by Lessor and Lessee in accordance with this paragraph shall contain a provision by which the insurance company shall waive all right or recovery by subrogation against the other party for loss or damage to the insured property.

        9.      Tenant's Right to Remove Its Own Property.

        Notwithstanding anything in this Lease to the contrary, trade fixtures, personal property and equipment which are installed or placed upon the Leased Premises by the Tenant or at its expense shall remain the property of the Tenant, and the Tenant shall have the right to remove them from the Leased Premises at any time. The Tenant shall be responsible for repairing and restoring all building surfaces damaged and any other portion of the Leased Premises damaged by the Tenant's removal of any of its trade fixtures and equipment.

        10.     Restriction on Assignment or Subletting.

        Except as set forth below, Tenant shall not assign this Lease, in whole or in part, or sublet all or any part of the Leased Premises without the prior written consent of Landlord, which consent may not be unreasonably withheld. This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned or if the Leased Premises or any part thereof be occupied by anybody other than Tenant in a manner not permitted in this Lease, Landlord may collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease.

        11.     Landlord's Title and Quiet Enjoyment.

        The Landlord warrants that except as described herein the Landlord has good and merchantable title to the Leased Premises and has the right and authority to enter into this Lease. So long as the Tenant is not in default, the Landlord covenants that Tenant shall peaceably and quietly enjoy the leased Premises, subject to the terms of this Lease and any existing covenants, conditions, easements, restrictions and reservations appearing in the public records as of the date of this Lease.

        12.     Fire or Casualty.

        (a) Subject to the provisions of subparagraph (b), if the Leased Premises shall be partially damaged by any casualty covered by the fire and extended coverage insurance required to be carried by Landlord, Landlord shall promptly repair the same to their condition at the time of the occurrence of the damage and the rent (subject to the provisions of subparagraph (c)) shall be abated proportionately as to the portion of the Leased Premises rendered untenantable, unless the damage shall be due to the negligence of Tenant or its agents or employees, in which event, there will be no abatement.

        (b) If the Leased Premises (i) are rendered wholly untenantable; or (ii) should be damaged as a result of a risk which is not covered by insurance; or
(iii) should be damaged to the extent of fifty percent (50%) or more of the then monetary value thereof; then Landlord shall have the option to terminate this Lease by giving notice of termination to the tenant within thirty (30) days from the date of the damage or the casualty. In the event of termination, all obligations under this Lease shall be of no further force and effect and rent shall abate as of the date of the notice of termination. If the Lease is terminated, the Landlord shall be entitled to that portion of the proceeds received under the casualty policy insuring the Leased Premises and maintained by the Tenant in accordance with paragraph 8 above as are attributable to the building or the Leased Premises, less Tenant's trade fixtures. If Landlord does not elect to terminate this Lease and if the insurance proceeds are not applied by any mortgagee against the indebtedness secured by its mortgage, then the proceeds received under the casualty policy insuring the Leased Premises shall be used to restore the Leased Premises to the condition existing prior to the damage and any excess proceeds shall become the property of Landlord.

        (c) Any abatement of rent provided for above shall end when the Leased Premises have been substantially restored.

        (d) Unless this Lease is terminated, Tenant shall repair and refixture the interior of the Leased Premises in a manner and to at least a condition equal to that existing prior to its destruction or casualty.

        (e) If the Leased Premises shall be damaged and any restoration work is not substantially completed by Tenant within two (2) months of the date of the damage (which time period shall be extended for a period equal to the time which the Tenant is not able to continue with the restoration work due to acts of God and other causes beyond the control of Tenant, but in no event longer than two (2) months), then Landlord may (but shall not be obligated to) terminate this Lease, in which event Landlord shall be entitled to any insurance proceeds which have not been applied to the cost of restoration and which are not attributable to Tenant's trade fixtures.

        (f) No termination of the Lease by either Landlord or Tenant pursuant to the provisions of this paragraph 12 shall relieve Tenant of any liability for any tortious conduct or any breach of the provisions of this Lease occurring prior to the termination.

        13.     Condemnation or Taking.

        If any part of the Leased Premises is taken by eminent domain or condemnation, Landlord may, at its sole option, terminate the Lease by giving written notice to Tenant within forty-five (45) days after the taking, or if by reason of any such taking, Tenant's operation on the Leased Premises is materially impaired, Tenant shall have the option to terminate this Lease Agreement, by giving written notice to Landlord within forty-five (45) days after the taking. After such taking and as of such date, the rent will be adjusted in proportion to the impairment of the use that Tenant can reasonably make of the balance of the Leased Premises. If the Leased Premises are damaged or if access to the Leased Premises is impaired by reason of such taking and neither Landlord nor Tenant elects to terminate this Lease Agreement, Landlord will promptly rebuild or repair the damage to the extent possible within the limitations of the available condemnation awards. All condemnation awards belong to Landlord, except that specifically awarded to Tenant for its separate property and fixtures.

        14.     Surrender of the Lease.

        At the expiration of the Term or after the termination of this Lease, the Tenant shall peaceably and quietly surrender the Leased Premises to the Landlord in good order and repair except for ordinary wear and tear and damage caused by fire or other casualty unless the same is restored in accordance with paragraph 12 hereof.

        15.     Mechanic's Lien.

        Tenant shall have no authority to subject any interest of Landlord in the Leased Premises to any mechanic's or other lien. Should any mechanic's or other liens be filed against the Leased Premises or any interest of Landlord therein by reason of Tenant's acts or omissions, or because of a claim against Tenant, Tenant shall promptly notify

Landlord of the existence of such lien, and shall cause the same to be cancelled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord.

     16.  Default.

          (a) Events of Default. The happening of any one or more of the following listed events shall constitute a default of this Lease Agreement on the part of tenant:

          (1) The failure of Tenant to pay any rent payable under this Lease Agreement within ten (10) days of written notice;

          (2) The failure of Tenant to fully and properly perform any act required of it in the performance of this Lease, or otherwise to comply with any term or provision hereof when the same is not cured within ten
      (10) days of the mailing of notice of such default;

          (3) The filing by or on behalf of Tenant of any petition or pleading to declare Tenant a bankrupt or the adjudication in bankruptcy of Tenant under any bankruptcy law or act;

          (4) The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Tenant;

          (5) The assignment by Tenant of all or any part of its property or assets for the benefit of its creditors;

          (6) The levy, execution, attachment or other taking of property, assets or of the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt or claim or the abandonment of the Leased Premises by the Tenant; or

          (7) The abandonment of the Leased Premises by the Tenant; or

          (8) The discontinuance of occupancy or use of the Leased Premises by the Tenant.

          (b) Remedies in Default. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, in his sole discretion, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

          (1) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting; reasonable attorney's fees; and accelerate all unpaid rent and other charges and Adjustments called for herein for the balance of the term of the Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the maximum legal rate; or

          (2) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and any other charges and Adjustments as may become due hereunder; or

          (3) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

     17. Notice.

     All rent shall be payable, and notices required or permitted by the terms of this Lease shall be given to each party at the address of that party as recited above, or at such other address as may be specified by notice in writing to the other party. Any notice hand delivered, by overnight courier, or properly mailed by certified mail, postage and fee prepaid, shall be deemed delivered when so properly mailed, whether received or not, except that notice of change of address shall not be effective until actually received.

     18. Brokerage.

     Each of the parties hereto represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each of the parties agree to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim, including, without limitation, the attorney's fees and court costs in connection therewith.

        19.     Use of Leased Premises.

        The Leased Premises may be used by the Tenant and its permitted assignee, successor and subtenant solely for the following purposes: General office, storage and distribution. All such activities shall be conducted in a professional manner, and shall not unreasonably disturb Landlord or any other Tenant of Landlord, or otherwise be a nuisance.


        20.     Miscellaneous.

        If any provision of this Lease shall be held to be invalid, illegal, or unenforceable, the validity of the other terms of this Lease shall in no way be affected thereby. This Lease may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against whom the enforcement of such change, waiver, discharge or termination is sought. This Lease shall be binding on, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein shall not be deemed to be a waiver of any subsequent breach of such term, covenant or condition. The paragraph headings in this Lease are for purposes of reference only and shall not limit or define the meaning of the provisions contained in this Lease. This Lease may be executed in any number of counterparts, each of which is an original but all of which shall constitute one and the same instrument. This Lease shall be construed and enforced in accordance with the laws of the State of Florida. This Lease sets forth the entire agreement of the parties with respect to the rights and obligations of the parties.

        21.     Indemnity.

        Tenant shall indemnify, defend and save Landlord harmless from any and all suits, actions, damages, liability, loss and expense (including, but not limited to attorneys fees in settlement at trial and on appeal) in connection with loss of life, personal injury or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises or the adjoining streets and sidewalks, or the occupancy or use by Tenant of the Leased Premises or the adjoining streets and sidewalks, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, invitees, or licensees.

        22.     Compliance with Laws.

        Tenant shall, at its own cost and expense, comply with all present and future governmental laws, ordinances, orders and regulations affecting the Leased Premises and the conduct of Tenant's business thereon, and all rules, requirements and regulations of the Board of Fire Underwriters, insurance companies insuring the Leased Premises, and other organizations establishing insurance rates.

        23.     Subordination.

        Tenant agrees that this Lease and Tenant's rights hereunder are subject and subordinate to the mortgage now encumbering the Leased Premises, and to all renewals, future advances, modifications, replacements, consolidations and extensions thereof.

        24.     Holding Over.

        If the Tenant remains in possession of the Leased Premises after the expiration of the term of this Lease with either the express or implied consent of the Landlord, Tenant's possession shall be a month-to-month tenancy under the same terms and conditions contained in this Lease. Such tenancy may be terminated by either party by giving thirty days' written notice to the other party.

        IN WITNESS WHEREOF, the Landlord and the Tenant have executed these presents as of the day and year first above written.

Signed, sealed and delivered
in the presence of:




------------------------------------          ---------------------------------
                                              FARMACIA SANTURCE

------------------------------------                         "LANDLORD"


/s/      Kenneth R. Givens                    TRANSWORLD HEALTHCARE
------------------------------------          PUERTO RICO, INC.

/s/         Elda E. Vega
------------------------------------          By: /s/  Warren K. Trowbridge
                                                 -----------------------------
                                                    Its:  Vice President
                                                        ----------------------

                                                             "TENANT"